Exhibit (e)

                          CERTIFICATION UNDER RULE 466

The depositary, Citibank, N.A., represents and certifies the following:

            (1) That it previously had filed a registration statement on Form F-6 (Registration No. 333-09384), which the Commission declared effective, with terms of deposit identical to the terms of deposit of this Post-Effective Amendment No. 1 to Form F-6 Registration Statement; and

            (2) That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

                                               CITIBANK, N.A., as Depositary


                                               By: /s/ Keith G. Galfo
                                                   -----------------------------
                                                   Name:  Keith G. Galfo
                                                   Title: Vice President